                                                                    Exhibit 23.1


Coopers
&Lybrand


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Interstate Hotels Company on Form S-3 of our report on the Consolidated Financial Statements of Interstate Hotels Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 dated February 12, 1997, except for Note 21, as to which the date is March 19, 1997, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                  /S/ COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
July 28, 1997